EXHIBIT 99.1


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          Thomas Koll Appointed Chairman of Infowave Board of Directors

Vancouver, British Columbia - April 24, 2002 - Infowave Software (TSE:IW), a global provider of software that connects enterprise applications to wireless devices, today announced several executive management changes designed to better align resources against revenue opportunities.

Thomas Koll has been appointed Chairman of the board of directors, replacing Morgan Sturdy, who will remain on the board as a director. Koll will turn over the day-to-day operations of the Company and responsibilities of the chief executive officer to a newly-named Office of the President, which is comprised of chief financial officer George Reznik, chief technology officer Sal Visca and board member Jim McIntosh.

"The board has unanimously appointed Thomas to serve as board chairman and move into a role that will allow him to focus on strategic relationships in lieu of operational details that have been his focus for the last several months," said board chairman Morgan Sturdy. Koll was instrumental in raising $22 million for Infowave, creating a new carrier-focused initiative, re-orienting the enterprise sales organization to focus on larger opportunities, expanding to Europe, and initiating and strengthening key partner relationships with Handspring, AT&T Wireless, Rogers AT&T and others. Koll significantly strengthened Infowave's relationship with Compaq by securing a three-year strategic alliance, a $2 million investment and the sale of an internal global site license.

"This new structure will allow me to focus my time on strategic global relationships where I can affect high impact opportunities, while the newly created Office of the President will provide an intensive day-to-day operational focus," Thomas Koll said. "I believe the Office of the President, working with an optimized senior management team and reporting directly to the board, is well positioned to drive sales, continue the successful business activities already underway, and introduce exciting new products that address the needs of Infowave's expanding customer base."

Additional changes to the management team are as follows: John Diack has been named vice president global sales; Matthew Eichhorst has been named vice president, business development and services, Ron Jasper has been named vice president, business development - network operator solutions focused on global network operators and Heather Knox, director of corporate communications, has assumed additional responsibility for corporate marketing strategy and marketing communications. Full biographies of Infowave's leadership team can be found at http://www.infowave.com/about/management.htm


About Infowave
Infowave (TSE: IW) builds wireless business solutions that connect mobile workers to the critical information they need to be more productive and more competitive. Infowave's Wireless Business Engine provides fast, secure and reliable wireless access to email and collaboration applications, Web-based applications, the Internet, corporate intranets and legacy and client/server applications. Infowave works across the full spectrum of computing devices from laptop computers and handheld devices to the newest generation of web-enabled mobile phones. Infowave's Wireless Business Engine is earning customers today and has been selected by sophisticated technology leaders such as Compaq, Intel, Telus Mobility and AT&T Wireless. For more information, please visit www.infowave.com or www.symmetrypro.com.


Forward-Looking Statements

This news release contains certain forward-looking statements based on the current expectations of Infowave and projections about future events. Forward-looking statements in this release include statements regarding the effectiveness and efficiency of the Office of the President, the management structure, the anticipated benefits to the company from this structure and the future roles of the individuals


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named. A variety of factors,  many of which are beyond our control,  will affect the management, operations, performance and business strategy and results of Infowave and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to the ability of senior management to effectively implement the Office of the President structure, the continued full-time employment of named individuals, and the factors described in the Company's 2001 annual report on Form 10-K, in addition to reports on Form 8-K and Form 10-Q, which are available at the SEC's Web site at www.sec.gov. Any forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made, and there should be no
expectation   that  these   forward-looking   statements   will  be  updated  or
supplemented as a result of changing circumstances or otherwise, and Infowave disavows and disclaims any obligation to do so.


Contact:

Heather Knox
hknox@infowave.com
425.806.3129

Jim Rausch
jrausch@infowave.com
604 .473.3686

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